UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  September 3, 2019

KOHL’S CORPORATION

(Exact name of registrant as specified in its charter)

Wisconsin	001-11084	39-1630919
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)
N56 W17000 Ridgewood Drive Menomonee Falls, Wisconsin	53051
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code:  (262) 703-7000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $.01 par value	KSS	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02.   Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensator Arrangements of Certain Officers.

On September 3, 2019, Sona Chawla, President of Kohl's Corporation (the “Company”), notified the Company of her intent to step down effective as of October 18, 2019.  In connection with her resignation, Ms. Chawla will receive the benefits outlined in her Amended and Restated Employment Agreement previously filed with the Securities and Exchange Commission on September 29, 2017.

Item 8.01.   Other Events.

On August 28, 2019, Paul Gaffney accepted an offer to serve as the Senior Executive Vice President, Chief Technology Officer of the Company beginning September 16, 2019.

The Company issued a press release concerning the resignation of Ms. Chawla and the appointment of Mr. Gaffney on September 6, 2019, which is attached as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 9.01.   Financial Statements and Exhibits.

Exhibit No.	Description

99.1	Press Release dated September 6, 2019

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: September 6, 2019	KOHL'S CORPORATION

	By:	/s/ Jason J. Kelroy
Jason J. Kelroy
Executive Vice President,
General Counsel and Secretary